Exhibit 3.9

CERTIFICATE OF AMENDMENT

OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SITEL OPERATING CORPORATION

Sitel Operating Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is Sitel Operating Corporation (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name Upgrade Corporation of America on April 16,1990.

B. The Corporation has filed various Certificates with the Secretary of State of the State of Delaware since filing the original Certificate of Incorporation.

C. The Certificate of Amendment to Amended and Restated Certificate of Incorporation has been duly adopted by the unanimous written consent of the board of directors of the Corporation and by consent of the sole stockholder of the Corporation in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

D. The Fourth Article of the Corporation’s Certificate of Incorporation is amended in its entirety to read as follows:

“FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 2,000 shares, par value of $.01 per share, designated Common Stock.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Treasurer this 25th day of September, 2009.

/s/ Craig Jantzi
Craig Jantzi
Treasurer

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CLIENTLOGIC OPERATING CORPORATION

* * * * *

ClientLogic Operating Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies as follows:

A. The name of the corporation is ClientLogic Operating Corporation (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name Upgrade Corporation of America on April 16,1990.

B. The Corporation has filed various Certificates with the Secretary of State of the State of Delaware since filing the original Certificate of Incorporation.

C. This Certificate of Amendment to Amended and Restated Certificate of Incorporation and has been duly adopted by the unanimous written consent of the board of directors of the Corporation and by consent of the sole stockholder of the Corporation in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

D.	The First Article of the Corporation’s Certificate of Incorporation is amended in its entirety to read as follows:

FIRST: The name of the corporation is Sitel Operating Corporation (the “Corporation”).

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Chief Legal Officer and Corporate Secretary this 30 day of January, 2007.

/s/ Terrance Mitchell Lev,Sr
Terrance Mitchell Lev,Sr
Chief Legal Officer and Corporate Secretary

Annex 1

Amended and Restated

Certificate of Incorporation of

CustormerONE Corporation

FIRST: The name of the Corporation is CustomerONE Corporation.

SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Centex, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per Share, designated Common Stock.

The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Common Stock are as follows:

1. Provisions Relating to the Common Stock.

(a) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Slock shall be entitled to vote upon all matters submitted to a vote of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

(b) The holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time and from time to time out of any funds of the Corporation legally available therefor.

(c) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (c), shall not be deemed to be Occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange, or conveyance of all or a part of the assets of the Corporation.

2. General.

(a) Subject to the foregoing provisions of this Certificate of Incorporation, the Corporation may issue shares of its Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the Board of Directors of the Corporation, which is expressly authorized to fix the same in its absolute and uncontrolled discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

(b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation’s capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instruments) approved by the Board of Directors of the Corporation, or any duly authorized committee thereof. The Board of Directors of the Corporation, or any duly authorized committee thereof, shall be empowered to set the exercise price, duration, times for exercise, and other terms of such options or rights by resolution(s); provided, however, that the consideration to be received for any shares of capital stock subject thereto shall not be less than the par value thereof.

FIFTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

SIXTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.

SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein “person” means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the Contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors of the Corporation, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Corporation or of a committee which, authorizes the contract or transaction.

EIGHTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article EIGHTH is in effect Any repeal or amendment of this Article EIGHTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article

EIGHTH Such right shall include the right to be paid by the Corporation expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under tie Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstance nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is nor permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.

The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article NINTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article NINTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

TENTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.

AMENDED CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES 1 PREFERRED STOCK OF

UPGRADE CORPORATION OF AMERICA

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Upgrade Corporation of America, a Delaware corporation (the “Corporation”) certifies that pursuant to the authority contained in Article 4 of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the “Board”) has adopted the following resolution creating a series of its Preferred Stock designated as Series 1 Preferred Stock:

RESOLVED: that a series of 100,000 shares of the class of authorized Preferred Stock of the Corporation, par value One Hundred Dollars ($100) per share, be hereby created, said shares to be designated as Series 1 Preferred Stock (“Series 1 Preferred Stock”) , and the powers and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1. Dividends. The holders of Series 1 Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available for such purpose, cumulative cash dividends payable quarterly in arrears on the last day of each March, June, September and December. All dividends shall be cumulative and shall accrue, whether or not declared, from and after the date of issuance thereof, The annual amount of such cash dividends which shall accrue and be paid to the holders of Series 1 Preferred Stock shall be $7.00 per share and no more.

In no event, so long as any Series 1 Preferred Stock shall remain outstanding, shall any dividend of cash or other property whatsoever be declared or paid upon, nor shall any distribution be made upon, any other class or series of capital stock of the Corporation, except as expressly provided herein.

2. Redemption. Beginning on June 1, 2001, the Corporation may from time to time, but no more than once in any Quarter of any calendar year, redeem all or any portion of the Series 1 Preferred Stock then outstanding at a price per share equal to $100, plus all accrued and unpaid dividends thereon. (For purposes of this Section, a “Quarter” shall be any of the three month periods (i) January 1- March 31; (ii) April 1 - June 30; (iii) July 1 - September 30; or (iv) October 1 - December 31.)

(a) The redemption price shall be $100 per share plus an amount equal to all dividends, if any, accrued and unpaid thereon and shall be paid on Redemption Date (as hereinafter defined).

(b) The Corporation shall mail written notice of each redemption of Series 1 Preferred Stock to each record holder of such Series I Preferred Stock not less than 30 days nor more than 60 days prior to the date designated in the notice as the date the redemption is to be made (the “Redemption Date”) setting forth the number of shares of Series I Preferred Stock that are to be subject to redemption. Upon mailing of the notice of redemption, the Corporation will become obligated to redeem the total number of shares of Series 1 Preferred Stock specified in such notice on the Redemption Date. Notice of such demand having been so mailed, unless the Corporation fails to pay the redemption price or is not permitted lawfully to make such payment,(i) the number of shares of Series 1 Preferred Stock designated for redemption on a Redemption Date shall not be entitled to any dividends accruing after such Redemption Date, and (ii) on such Redemption Date such shares of Series 1 Preferred Stock shall not be deemed to be outstanding and all rights of the holder as shareholder of the Corporation by reason of the ownership of such shares of Series l Preferred Stock shall cease, except the right to receive the redemption price of such shares of Series 1 Preferred Stock, including all dividends accrued and unpaid, if any, thereon to the Redemption Date, upon presentation and surrender of the certificates representing such shares.

In the event of the failure or inability of the Corporation to make any redemption payment when due after tender of delivery of shares by the holder thereof, all rights of the holder with respect to such shares shall continue, including the right to receive dividends thereon as provided in Section 1 above.

(c) On the Redemption Date, the holder shall surrender to the Corporation a stock certificate or certificates representing the shares to be redeemed on such Redemption Date. In the case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof within three business days after surrender of the certificate representing the redeemed shares.

3. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series I Preferred Stock shall be entitled to receive the sum of $100 for each share held by them, plus all accumulated and unpaid dividends thereon to the day of liquidation, and no more, before any distribution or payment is made upon any Common Stock or any other class or series of capital stock of the Corporation.

4. Voting Rights. The holders of Series 1 Preferred Stock shall be entitled to 200 votes per share and shall vote together with the holders of Common stock as a single class upon all matters upon which shareholders are entitled to vote.

IN WITNESS WHEREOF, the Corporation has made under the hands of its President and Assistant Secretary the foregoing certificate, and the said President and Assistant Secretary hereby affirm, under penalties of perjury, that the foregoing instrument is the act and deed of this Corporation and that the facts stated therein are true and have hereunto set their hands as of the 4th day of March, 1998.

By:	/s/ Mark Briggs
Mark Briggs, President

By:	/s/ Gary crosby
Gary crosby, Assistant Secretary

illegible

CERTIFICATE OP DESIGNATIONS, PREFERENCES AND RIGHTS OF

SERIES 1 PREFERRED STOCK OF

UPGRADE CORPORATION OF AMERICA

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

Upgrade Corporation of America, a Delaware corporation (the “Corporation”) certifies that pursuant to the authority contained in Article 4 of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the “Board”) has adopted the following resolution creating a series of its Preferred Stock designated as Series 1 Preferred Stock:

RESOLVED: that a series of 50,000 shares of the class of authorized Preferred Stock of the Corporation, par value One Hundred Dollars ($100) per share, be hereby created, said shares to be designated as Series 1 Preferred Stock (“Series 1 Preferred Stock”), and the powers and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1. Dividends. The holders of Series 1 Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available for such purpose, cumulative cash dividends payable quarterly in arrears on the last day of each March, June, September and December. All dividends shall be cumulative and shall accrue, whether or not declared, from and after the date of issuance thereof. The annual amount of such cash dividends which shall accrue and be paid to the holders of Series 1 Preferred Stock shall be $7.00 per share and no more.

In no event, so long as any Series 1 Preferred Stock shall remain outstanding, shall any dividend of cash or other property whatsoever be declared or paid upon, nor shall any distribution be made upon, any other class or series of capital stock of the Corporation, except as expressly provided herein.

2. Redemption. Beginning on June 1, 2001, the Corporation may from time to time, but no more than once in any Quarter of any calendar year, redeem all or any portion of the Series 1 Preferred Stock then outstanding at a price per share equal to $100, plus all accrued and unpaid dividends thereon. (For purposes of this Section, a “Quarter” shall be any of the three month periods (i) January 1—March 31; (ii) April 1—June 30; (iii) July 1—September 30; or (iv) October 1—December 31.

(a) The redemption price shall be $100 per share plus an amount equal to all dividends, if any accrued and unpaid thereon and shall be paid on Redemption Date (as hereinafter defined).

(b) The Corporation shall mail written notice of each redemption of Series 1 Preferred Stock to each record holder of such Series 1 Preferred Stock not less than 30 days nor more than 60 days prior to the date designated in the notice as the date the redemption is to be made (the “Redemption Date”) setting forth the number of shares of Series 1 Preferred Stock that are to be subject to redemption. Upon mailing of the notice of redemption, the Corporation will become obligated to redeem the total number of shares of Series 1 Preferred Stock specified in such notice on the Redemption Date. Notice of such demand having been so mailed, unless the Corporation fails to pay the redemption price or is not permitted lawfully to make such payment, (i) the number’ of shares of Series 1 Preferred Stock designated for redemption on a Redemption Date shall not be entitled to any dividends accruing after such Redemption Date, and (ii) on such Redemption Date such shares of Series 1 Preferred Stock shall not be deemed to be outstanding and all rights of the holder as shareholder of the Corporation by reason of the ownership of such shares of Series 1 Preferred Stock shall cease, except the right to receive the redemption price of such shares of Series 1 Preferred Stock, including all dividends accrued and unpaid, if any, thereon to the Redemption Date, upon presentation and surrender of the certificates representing such shares.

In the event of the failure or inability of the Corporation to make any redemption payment when due after tender of delivery of shares by the holder thereof, all rights of the holder with respect to such shares shall continue, including the right to receive dividends thereon as provided in Section 1 above.

(c) On the Redemption Date, the holder shall surrender to the Corporation a stock certificate or certificates representing the shares to be redeemed on such Redemption Date. In the case fewer than the total number of shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof within three business days after surrender of the certificate representing the redeemed shares.

3. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series 1 Preferred Stock shall be entitled to receive the sum of $100 for each share held by them, plus all accumulated and unpaid dividends thereon to the day of liquidation, and no more, before any distribution or payment is made upon any Common Stock or any other class or series of capital stock of the Corporation.

4. Voting Rights. The holders of Series 1 Preferred Stock shall be entitled to 200 votes per share and shall vote together